Exhibit 1.1

EXECUTION COPY

$250,000,000

Astoria Financial Corporation

5.000% Senior Notes due 2017

PURCHASE AGREEMENT

June 14, 2012

Jefferies & Company, Inc.

Sandler O’Neill & Partners, L.P.

As Representatives of the several Underwriters named in Schedule I hereto

c/o	Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Sandler O’Neill & Partners, L.P.

1251 Avenue of the Americas

6th Floor

New York, New York 10020

Ladies and Gentlemen:

Astoria Financial Corporation, a Delaware corporation (the “Company”), hereby agrees with you as follows:

1.          Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Jefferies & Company, Inc. and Sandler O’Neill & Partners, L.P. are acting as representatives (in such capacity, the “Representatives”), $250,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2017 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an Indenture (the “Indenture”), to be dated as of June 19, 2012, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to an issuer letter of representation, dated on or about June 14, 2012, between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Notes (the “Offering”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (No. 333-182041) covering the registration of the sale of certain securities, including the Notes, under the Securities Act of 1933, as amended, including the rules and regulations of the SEC with respect thereto (the “Securities Act”), from time to time in accordance with Rule 415 under the Securities Act. Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Notes that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Notes (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) under the Securities Act is referred to herein as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

This Agreement, the Indenture and the Notes are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

2.          Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.45% of the aggregate principal amount thereof, the aggregate principal amount of the Notes set forth in Schedule I opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. Delivery to the Underwriters of and payment for the Notes shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on June 19, 2012 (the “Closing Date”) at the New York offices of Hogan Lovells US LLP (or at such other place as shall be reasonably acceptable to the Representatives); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 5 hereof and this Agreement has not otherwise been terminated by the Representatives in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York time on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Representatives of the satisfaction (or waiver) of such conditions.

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The Company shall deliver to the Representatives for the respective accounts of the Underwriters of the Notes to be purchased by them one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Representatives may request, against payment by the Representatives of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Representatives at least two business days prior to the Closing. It is understood that each Underwriter has authorized the Representatives, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which they have agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates representing the Notes in definitive form shall be made available to the Representatives for inspection at the New York offices of Hogan Lovells US LLP (or such other place as shall be reasonably acceptable to the Representatives) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with DTC or its designated custodian, and registered in the name of Cede & Co.

3.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Representatives that, as of the date hereof and as of the Closing Date:

(a)	Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Company meets the requirements under the Securities Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(b)(7)(C)(i), in all material respects. The Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and the Company has complied with any requests on the part of the SEC for additional information with respect to the Registration Statement.

At the respective times the Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Notes pursuant to Rule 430B(f)(2), and on the Closing Date, the Registration Statement, including any Rule 462(b) Registration Statement, and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the Securities Act and the TIA.

Each preliminary prospectus, the Statutory Prospectus and the Prospectus complied when filed with the SEC in all material respects with the Securities Act, and each such document furnished to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 1:00 p.m. (New York City time) on June 14, 2012 or such other time as agreed by the Company and the Representatives.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule II hereto, reflecting the final terms of the Notes.

“General Disclosure Package” means the Final Term Sheet, each Issuer-Represented Free Writing Prospectus identified on Schedule III hereto (other than the Final Term Sheet) and the Statutory Prospectus.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Notes that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) is exempt from filing with the SEC pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or the Final Term Sheet.

“Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Notes immediately prior to that time, including the documents incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the SEC pursuant to Rule 424(b).

(A)         At the date of the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (C) at the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”), without taking into account of any determination of the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(b)	Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives copies of the Registration Statement and each amendment thereto (including, in each case, exhibits) and each consent and certificate of experts filed as a part thereof, and each preliminary prospectus, the Statutory Prospectus and the Prospectus and any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested.

(c)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representatives.

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(d)	No Material Misstatement or Omission. (i) The Registration Statement, including any Rule 462(b) Registration Statement, and any amendment thereto, at the respective times the Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Notes pursuant to Rule 430B(f)(2), and on the Closing Date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Prospectus and any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement were issued, or on the Closing Date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the General Disclosure Package did not, at the Applicable Time, and on the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Representatives and furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, the Prospectus or the General Disclosure Package or in any amendment or supplement thereto as set forth in Section 11. No injunction or order has been issued that would prevent or suspend the issuance or sale of any of the Notes or the use of the Prospectus in any jurisdiction.

(e)	Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply, in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the time the Registration Statement, including any Rule 462(b) Registration Statement, or any amendment thereto became effective, at the Applicable Time, and on the Closing Date, did not, do not and will not, as the case may be, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or other documents required to be described in such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus which have not been described or filed as required.

(f)	Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

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(g)	Preparation of Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”) and the requirements of Regulation S-X. The financial data set forth under the captions “Summary Selected Consolidated Historical Financial Information” in the Registration Statement, the General Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the Financial Statements. The unaudited as adjusted financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the basis described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus are fairly and accurately presented, in all material respects, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the SEC’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act, as applicable.

(h)	Disclosure Controls and Procedures. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is made known to the Company’s management as appropriate in the period in which such reports are prepared. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) are complete and correct.

(i)	Independent Accountants. KPMG LLP, the Company’s independent auditor, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, KPMG LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act in respect of the Company.

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(j)	No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, financial prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(k)	Ratings Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(l)	Subsidiaries. Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively, the “Subsidiaries”) is listed on Schedule IV attached hereto.

(m)	Incorporation and Good Standing of the Company and its Subsidiaries; MAE. The Company and each of the Subsidiaries (i) has been organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, financial prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”). The Company is registered as a unitary savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). Astoria Federal Savings and Loan Association (the “Bank”) a savings association chartered under the laws of the United States and its charter is in full force and effect. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.

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(n)	Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the General Disclosure Package and the Prospectus (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company other than subsequent issuances, if any, pursuant to employee benefit plans or upon exercise of outstanding options or warrants as described in the Prospectus. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state jurisdictions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries. The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)	Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions.

(p)	The Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company. The Indenture, when executed and delivered by the Company and the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. When executed and delivered by the Company, the Indenture will meet the requirements for qualification under the TIA.

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(q)	Notes. The Notes have been duly and validly authorized by the Company and when issued and delivered to and paid for by the Representatives in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus and will be substantially in the form contemplated by the Indenture.

(r)	Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any material bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (in each case, excluding deposits) to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties

(s)	No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of the Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company. After consummation of the Offering and the Transactions, no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) will exist.

(t)	No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority is required for execution, delivery or performance of the Documents or the consummation of the Transactions, other than (i) those that have already been obtained and are in full force and effect, and (ii) those that are required or permitted to be obtained after the date hereof, including the filing of a Current Report on Form 8-K with the SEC as may be required under the Securities Act and the Exchange Act, as the case may be, regarding the Documents and the Transactions.

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(u)	No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted or issued shall have been passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, after due inquiry, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, after due inquiry, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would, as of the date hereof and on the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(v)	All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(w)	Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens. All Applicable Agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)	Tax Law Compliance. All income and franchise Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP. To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state and local taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

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(y)	Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses, except for those that would not have a Material Adverse Effect, and, as of the Closing Date, the Intellectual Property will be free and clear of all Liens. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Registration Statement, the General Disclosure Package and the Prospectus to avoid a material misstatement or omission and are not described therein. Except as set forth in the General Disclosure Package, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property used by the Company or any of the Subsidiaries has been obtained or is hereby used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(z)	ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(aa)	Labor Matters. (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after due inquiry, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, after due inquiry, threatened against the Company; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, after due inquiry, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, after due inquiry, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

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(bb)	Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable U.S. federal, state and local laws and regulations relating to the protection of human health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(cc)	Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)	Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(ee)	No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates has and, to the Company’s knowledge, after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Notes or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(ff)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except for rights that have been duly waived.

(gg)	Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, each of the Company and the Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and the Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(hh)	No Brokers. Neither the Company nor any of its affiliates has engaged any broker, finder, commission agent or other person (other than the Representatives) in connection with the Offering or any of the Transactions, and neither the Company nor any of its affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Representatives).

(ii)	No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(jj)	Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act.

(kk)	Foreign Corrupt Practices Act. None of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any director, officer, employee, agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

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(ll)	Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.

(mm)	OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(oo)	Indebtedness to be Refinanced. Set forth on Schedule V hereto is a list of all Indebtedness that is to be paid in full using the proceeds of the Offering and terminated, retired or redeemed, as applicable, following the Closing Date. Set forth on Schedule V opposite the description of each such Indebtedness is the aggregate principal amount of Indebtedness outstanding thereunder.

(pp)	Regulatory Matters. The Company, the Bank and the Subsidiaries (other than the Bank) are in compliance in all material respects with all laws administered by and regulations of any Governmental Authority applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, the Office of the Comptroller of the Currency and the FDIC, the HOLA, Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), the failure to comply with which would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business, that in any manner relates to their capital adequacy, or that in any material respect relates to credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of the Subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Authority having supervisory or regulatory authority with respect to the Company or any of the Subsidiaries.

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(qq)	Contracts. Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the General Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(rr)	Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (i) has been made or reaffirmed with a reasonable basis and in good faith after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that the statement is or was false and misleading.

(ss)	Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance with Applicable Laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(tt)	Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(uu)	Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Representatives shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Representatives with respect to the matters covered thereby.

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4.          Covenants of the Company. The Company agrees:

(a)	Securities Law Compliance. To (i) advise the Representatives promptly after obtaining knowledge (and, if requested by the Representatives, confirm such advice in writing) of (A) the issuance by any U.S federal or state securities commission of any stop order suspending the effectiveness of the Registration Statement or the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. federal or state securities commission or other regulatory authority, (B) the happening of any event that makes any statement of a material fact made in the Registration Statement, the General Disclosure Package or the Prospectus, untrue or that requires the making of any additions to or changes in the Registration Statement, the General Disclosure Package or the Prospectus, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the effectiveness of the Registration Statement or the qualification or exemption from qualification of any of the Notes under any U.S. federal or state securities or “Blue Sky” laws of U.S. state jurisdictions and (iii) if, at any time, any U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the effectiveness of the Registration Statement or the qualification or exemption from qualification of any of the Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus.

(b)	Offering Documents. To (i) furnish the Representatives, without charge, as many copies of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments or supplements thereto, as the Representatives may reasonably request, and (ii) promptly prepare, upon the Representatives’ reasonable request, any amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus that the Representatives, upon advice of legal counsel, determine may be necessary in connection with the Offering.

(c)	Consent to Amendments and Supplements. Not to amend the Registration Statement, or amend or supplement the General Disclosure Package or the Prospectus, prior to the Closing Date, or at any time prior to the completion of the Offering by the Underwriters of all the Notes purchased by the Underwriters, unless the Representatives shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Issuer-Represented Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object. The Company consents to the use by the Representatives of an Issuer-Represented Free Writing Prospectus that contains information describing the preliminary terms of the Notes or the Offering or is the Final Term Sheet.

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(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Underwriters shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Representatives, the Registration Statement, the General Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Registration Statement, the General Disclosure Package and the Prospectus, in light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus to comply with the Securities Act or to file a new registration statement relating to the Notes, the Company promptly will (1) notify the Representatives of any such event or development, (2) prepare and file with the SEC such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes), any preliminary prospectus, the Statutory Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions of Section 5 hereof.

(e)	“Blue Sky” Law Compliance. To cooperate with the Representatives and the Representatives’ counsel in connection with the qualification of the Notes under the securities or “Blue Sky” laws of U.S. state jurisdictions as the Representatives may request and continue such qualification in effect so long as reasonably required for the distribution of the Notes.

(f)	Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement, the General Disclosure Package and the Prospectus and all amendments and supplements thereto (including, without limitation, financial statements and exhibits) and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or “Blue Sky” laws of U.S. state jurisdictions, (E) furnishing such copies of the Registration Statement, the General Disclosure Package and the Prospectus, and all amendments and supplements thereto, as may reasonably be requested for use by the Representatives and (F) the printing and delivery of each preliminary prospectus, the Statutory Prospectus and any Issuer-Represented Free Writing Prospectus, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, and (vi) all other fees, disbursements and out-of-pocket expenses incurred by the Representatives in connection with their services to be rendered hereunder including, without limitation, travel and lodging expenses, chartering of airplanes, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

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(h)	Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or any other reference security, whether to facilitate the sale or resale of the Notes or otherwise.

(j)	DTC. To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(k)	Additional Offering Materials. Except in connection with the Offering, not to, and not to authorize or permit any person acting on its behalf to, distribute any offering material in connection with the offer and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Representatives.

(l)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(m)	Restriction on Sale of Notes. During the period beginning on the date hereof and continuing to and including Closing Date, the Company will not, and will not permit any Subsidiary to, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of the Company or any of the Subsidiaries.

(n)	Reporting Requirements. The Company, until the completion of the distribution of the Notes, will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act.

5.          Conditions. The obligations of the Representatives to purchase the Notes under this Agreement are subject to the performance by the Company of the covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	Representations, Warranties and Agreements. All the representations and warranties of the Company contained in this Agreement and in each of the other Documents shall be true and correct as of the date hereof and on the Closing Date. On or prior to the Closing Date, the Company and each other party to the Documents (other than the Representatives) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

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(b)	Closing Deliverables. The Representatives shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 3 hereof, in each of the Documents are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) on the Closing Date, since the date hereof or since the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Registration Statement, the General Disclosure Package and the Prospectus or contemplated hereby, neither the Company nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or financial prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any other Subsidiary that is material to the business, condition (financial or otherwise) or results of operations or financial prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such matters as the Representatives may reasonably request.

(iii)	Good Standing Certificates. Certificates, dated as of a date within five days prior to the Closing Date or such other date as is reasonably practical, evidencing qualification of (A) the Company as a (i) domestic corporation in good standing issued by the Secretary of State of the State of Delaware, (ii) foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Company is operates, and (iii) savings and loan holding company under the HOLA issued by the Board of Governors of the Federal Reserve System and (B) the Bank’s corporate existence and insured depository status issued by the FDIC.

(iv)	Company Counsel Opinion. The opinions of Arnold & Porter LLP, counsel to the Company, and the General Counsel of the Company, each dated the Closing Date, in the forms of Exhibit A and Exhibit B, respectively, attached hereto.

(v)	Representatives’ Counsel Opinion. An opinion, dated the Closing Date, of Hogan Lovells US LLP, counsel to the Representatives, in form satisfactory to the Representatives covering such matters as are customarily covered in such opinions.

(vi)	Comfort Letters. The Representatives shall have received from KPMG LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, which includes, among other things, a reaffirmation of the statements made in KPMG LLP’s initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

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(c)	Executed Documents. The Representatives shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Representatives), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(d)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Representatives be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) materially impair the investment quality of any of the Notes.

(e)	No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representatives’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or to enforce contracts for the sale of any of the Notes.

(f)	No Suspension in Trading; Banking Moratorium. (i) Trading in the Company’s common stock shall have been suspended by the SEC or the New York Stock Exchange or a suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities occurs on any such exchange or market, (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs, (iii) as suspension or limitation of trading in securities of the Company or (iv) a material disruption in settlement or clearing services that, in the case of clause (i) or (ii) of this paragraph, in the Representatives’ sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(g)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Notes and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Representatives; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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(h)	Effectiveness of the Registration Statement. (i) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC, and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each of the preliminary prospectus, the Statutory Prospectus and the Prospectus shall have been filed with the SEC in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the SEC or any other Governmental Authority, (iii) the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed in such filings by Rule 433 and (iv) there shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the General Disclosure Package or the Prospectus, at the time either was, or was required to be, delivered or made available to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.

(i)	DTC. On the Closing Date, the Notes shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(j)	Delivery of General Disclosure Package and Prospectus. The Company shall have furnished to the Underwriters the General Disclosure Package prior to the Applicable Time and the Prospectus on the New York business day next succeeding the date of this Agreement.

6.          Indemnification and Contribution.

(a)	Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, partners, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which each Underwriter, affiliate, director, officer, partner, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus, or the Prospectus, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus, or the Prospectus, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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and, subject to the provisions hereof, will reimburse, as incurred, each Underwriter and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Bank will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information set forth in Section 11. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Bank may otherwise have to the indemnified parties.

(b)	Indemnification by the Underwriters. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company by the Representatives specifically for use therein as set forth in Section 11; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that each Underwriter may otherwise have to the indemnified parties.

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(c)	Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 6(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 6(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and reasonable approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of Section 6(a) or the Company in the case of Section 6(b), representing the indemnified parties under such Section 6(a) or (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

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(e)	Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by Applicable Law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters pursuant to Section 6(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company, the Bank and the Underwriters agree that it would not be equitable if the amount of such contribution determined pursuant to Section 6(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6(e). Notwithstanding any other provision of this Section, an Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 6(e), each director, officer, employee and affiliate of each Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as each Underwriter, and each director, officer, and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

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7.          Termination. The Representatives may terminate this Agreement (i) at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 5(d) (No Material Adverse Change), 5(e) (No Hostilities) or 5(f) (No Suspension in Trading; Banking Moratorium) shall have occurred of if the Representatives shall decline to purchase the Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 5 is not fulfilled or waived in writing by the Representatives on or prior to the Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Representatives, except that the Company shall be obligated to reimburse the expenses of the Representatives pursuant to Section 4(f) hereof or (b) the Representatives to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.

8.          Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Bank, as applicable, set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Representatives, (ii) the acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

9.          Default Underwriter. If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Underwriters to purchase the Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date. If, on the Closing Date any Underwriter shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or of the Company. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.        No Fiduciary Relationship. The Company hereby acknowledges that each Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Notes. The Company further acknowledges that each Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company or its management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. Each Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest permitted by law, any claims that the Company may have against any Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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11.         Information Supplied by the Representatives. The Company hereby acknowledges that, for purposes of Section 3(c) and Section 6, the only information that the Representatives have furnished to the Company specifically for use in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto are the statements set forth in (a) the third paragraph and (b) the second sentence of the fifth paragraph under the caption “Underwriting” in the Statutory Prospectus and the Prospectus.

12.         Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Astoria Financial Corporation, One Astoria Plaza, Lake Success, New York 11042-1085, Attention: Chief Financial Officer, with a copy to: Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022, Attention: Robert C. Azarow, Esq., and (ii) if to the Representatives, to: (a) Jefferies & Company, Inc., 520 Madison Avenue, New York, New York, 10022 and (b) Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, in each case with copies, which shall not constitute notice, to: Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, Attention: Richard Schaberg, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Bank, the Underwriters and to the extent provided in Section 6 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 6 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any Underwriter merely because of such purchase.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each Underwriter hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriters and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Representatives are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Representatives to properly identify their clients.

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Please confirm that the foregoing correctly sets forth the agreement between the Company and the Representatives.

Very truly yours,

ASTORIA FINANCIAL CORPORATION

By:	/s/ Frank Fusco
Name: Frank Fusco
Title: SEVP & CFO

[Company Signature Page to Purchase Agreement]

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

For itself and as a Representative of the other
Underwriters named in Schedule I hereto

By:	/s/ Caspar Bentinck
Name: Caspar Bentinck
Title: Managing Director

SANDLER O’NEILL & PARTNERS, L.P.

For itself and as a Representative of the other
Underwriters named in Schedule I hereto

By:	Sandler O’Neill & Partners Corp.
the sole general partner

By:	/s/ Christopher S. Hooper
Name: Christopher S. Hooper
Title: An Officer of the Corporation

[Representatives’ Signature Page to Purchase Agreement]

SCHEDULE I

Principal
Amount of
Name of Underwriter	Notes

Jefferies & Company, Inc.	$98,750,000
Sandler O’Neill & Partners, L.P.	98,750,000
Barclays Capital Inc.	17,500,000
Evercore Partners	17,500,000
RBC Capital Markets, LLC	17,500,000
Total	$250,000,000

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-182041

Astoria Financial Corporation

$250,000,000

5.000% SENIOR NOTES DUE JUNE 19, 2017

FINAL TERMS AND CONDITIONS

Issuer:	Astoria Financial Corporation

Type of Security:	Senior Notes

Aggregate Principal Amount:	$250,000,000

Trade Date:	June 14, 2012

Settlement Date (T+3):	June 19, 2012

Final Maturity Date:	June 19, 2017

Coupon:	5.000%

Issue Price:	100.00%

Optional Redemption Date:	Redeemable, in whole or in part, by the Issuer on or after the 30th day prior to the maturity date at 100% of the principal amount of the Senior Notes, plus accrued and unpaid interest thereon to the redemption date.

Interest Payment Dates:	Semi-annually in arrears on the 19th day of each June and December, commencing on December 19, 2012

Day Count Convention:	30/360, unadjusted

Reference Benchmark:	UST 0.625% due May 31, 2017

Reference Benchmark Yield:	0.738%

Spread to Benchmark:	426.2 basis points

Denominations:	$2,000 denominations and $1,000 integral multiples thereof

CUSIP/ISIN:	046265AF1 / US046265AF14

Joint Book-Running Managers:	Jefferies & Company, Inc.; Sandler O’Neill + Partners, L.P.

Co-Managers:	Barclays Capital Inc.
Evercore Partners
RBC Capital Markets, LLC

The Issuer has filed a registration statement (including a prospectus supplement) on Form S-3 (File No. 333-182041) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling Jefferies at (201) 761-7610 or Sandler O’Neill at (866) 805-4128.

SCHEDULE III

1.   Issuer-Represented Free Writing Prospectus filed with the SEC on June 11, 2012

2.   Final Term Sheet.

SCHEDULE IV

List of Subsidiaries

Entity Name	Jurisdiction of Formation

Astoria Federal Savings and Loan Association	Organized under the laws of the United States.

Fidata Services Corp.	Organized under the laws of New York state

SCHEDULE V

Indebtedness	Existing Amount

5.75% Senior Notes due October 2012	$250,000,000

EXHIBIT A

Form of Opinion and Negative Assurance of Arnold & Porter LLP

[Omitted]

EXHIBIT B

Form of General Counsel Opinion

[Omitted]